UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 6, 2024

GAIN THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40237	85-1726310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane, Suite 220

Bethesda, Maryland 20814

(Address of principal executive offices) (Zip Code)

(301) 500-1556

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	GANX	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2024, Gain Therapeutics, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Oppenheimer & Co. Inc., serving as agent (“Oppenheimer”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $50.0 million (the “Shares”) through Oppenheimer (the “Offering”). Any Shares offered and sold in the Offering will be issued pursuant to the Company’s shelf Registration Statement on Form S-3 (File No. 333-265061) filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2022, which was declared effective on June 1, 2022, the related prospectus contained therein, and the prospectus supplement relating to the Offering to be filed with the SEC on September 6, 2024.

Oppenheimer may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, sales made through The Nasdaq Capital Market (“Nasdaq”) or on any other existing trading market for the Common Stock. The Company has no obligation to sell any Shares and may at any time suspend offers under or terminate the Distribution Agreement in accordance with its terms. Oppenheimer will use commercially reasonable efforts to sell the Shares from time to time consistent with its normal sales practices and applicable federal rules, regulations and Nasdaq rules, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay Oppenheimer a commission equal to 3.0% of the gross sales proceeds of any Shares sold through Oppenheimer under the Distribution Agreement, and also has provided Oppenheimer with customary indemnification and contribution rights, including for liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended. The Company also will reimburse Oppenheimer for certain specified expenses in connection with entering into the Distribution Agreement, as well as certain specified expenses on a quarterly basis.

Oppenheimer is not required to sell any specific number or dollar amount of securities, but will use commercially reasonable efforts to sell, on behalf of the Company, all of the shares of Common Stock requested to be sold by the Company, consistent with Oppenheimer’s normal trading and sales practices, on mutually agreed terms between Oppenheimer and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The foregoing description of the Distribution Agreement is not complete and is qualified in its entirety by reference to the full text of the Distribution Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the opinion of Lowenstein Sandler LLP relating to the legality of the issuance and sale of the Shares in the Offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Distribution Agreement, dated September 6, 2024, by and between Gain Therapeutics, Inc. and Oppenheimer & Co. Inc.
5.1	Opinion of Lowenstein Sandler LLP.
23.1	Consent of Lowenstein Sandler LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIN THERAPEUTICS, INC.

Dated: September 6, 2024	By:	/s/ Gene Mack
	Name:	Gene Mack
	Title:	Chief Financial Officer and Interim Chief Executive Officer